Securities and Exchange Commission
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 28, 1998.


                         Triton Acquisition Corporation
             (Exact name or registrant as specified in its charter)


    Nevada                        2-297360-A                     59-2091510
(State or other jurisdiction     (Commission File No.)          (I.R.S. Employer
 of incorporation)                Identification No.)

                   211 West Wall Street, Midland, Texas 79701
          (Address of principal executive offices, including zip code)
       Registrant's telephone number, including area code: (915) 682-1761

                          Triton Asset Management, Inc.
   (Former name or address, if changed since last report) Identification No.)











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Item 5. Other Events.

Change of State of Incorporation.

Effective December 28, 1998, the Company changed its state of incorporation from Florida to Nevada. Pursuant to a Plan and Agreement of Merger (the "Merger") between Triton Asset Management, Inc., a Florida corporation ("Old Triton"), and the Company (Triton Acquisition Corporation), Old Triton merged into the Company and ceased its existence. On June 10, 1998, the shareholders of Old Triton and the Company duly approved the change-of-state-of-incorporation Merger, pursuant to the corporate laws of the States of Florida and Nevada, respectively.

Change of Name.

Pursuant to the Merger, effective December 28, 1998, the Company's name changed from Triton Asset Management, Inc. to Triton Acquisition Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 4, 1999.

TRITON ACQUISITION CORPORATION

By:  /s/ Glenn A. Little
         ---------------
         Glenn A. Little
         President

INDEX OF EXHIBITS

   Exhibit #   Description of Document

          2.1 Plan and Agreement of Reorganization, between Triton Asset Management, Inc., a Florida corporation, and Triton Acquisition Corporation, a Nevada corporation.

          3.1  Articles of Incorporation of Triton Acquisition Corporation

          3.2  Bylaws of Triton Acquisition Corporation

          3.3 Articles of Merger, as filed with the Secretary of State of Nevada on December 28, 1998.

          3.4 Articles of Merger, as filed with the Secretary of State of Florida on December 28, 1998